As filed with the Securities and Exchange Commission on February 27, 1998
                      Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         COMMUNITY FIRST BANKING COMPANY
             (Exact name of Registrant as specified in its charter)

            Georgia                                            58-2309605
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                   110 Dixie Street, Carrollton, Georgia 30117
              (Address of principal executive offices and zip code)

             COMMUNITY FIRST BANKING COMPANY 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                           Walter G. Moeling, IV, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                     191 Peachtree Street, N.E., 16th Floor
                             Atlanta, Georgia 30303
                     (Name and address of agent for service)

                                 (404) 572-6600
          (Telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
         If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_________________
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

Title of          Amount    Proposed Maximum  Proposed Maximum      Amount of
Securities to     to be     Offering Price   Aggregate Offering   Registration
be Registered   Registered     Per Share           Price               Fee
--------------------------------------------------------------------------------
Common Stock,     241,356     $42.75 (2)       $10,317,969 (3)       $3,044
$.01 par value   shares (1)

(1) Representing shares to be issued and sold by the Registrant under the Community First Banking Company 1997 Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan. (2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq Stock Market for February 23, 1998. (3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


The documents containing the information required to be set forth in the prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 428 promulgated thereunder will be sent or given to participants in the Plan as specified in Rule 428(b)(1) under the Securities Act.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Community First Banking Company (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference herein:

               (1) The Company's prospectus dated May 14, 1997 filed with the Commission pursuant to Rule 424(b) under the Securities Act.

               (2) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

               (3) The description of Community First Banking Company Common Stock set forth in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference in this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to the Corporate Secretary, Community First Banking Company, 110 Dixie Street, Carrollton, Georgia 30117 (telephone 770-834-1071).


Item 6.  Indemnification of Directors and Officers.

         Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

         The Company's Bylaws contain certain indemnification provisions providing that directors, officers and employees or agents of the Company will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding.

         When a case or dispute is not ultimately determined on its merits (i.e., it is settled), the indemnification provisions provide that the Company will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to an employee benefit plan, for a purpose the director believed in good faith to be in the interests of the participants and beneficiaries of the plan. The standard of conduct with respect to any criminal action or proceeding is met if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the shareholders or independent legal counsel in each specific case.

         The Company may also provide for greater indemnification than that set forth in the Bylaws if it chooses to do so, subject to approval by the Company's shareholders. The Company may not, however, indemnify a director for liability arising out of circumstances that constitute exceptions to limitation of a director's liability for monetary damages.

         The Company may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not the Company would have had the power to indemnify against such liability.

         In addition, Article 11 of the Company's Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to the Company and to the shareholders of the Company for breach of any duty as a director. There is no elimination of liability for (a) a breach of duty involving appropriation of a business opportunity of the Company, (b) an act or omission not in good faith or involving intentional misconduct, or a knowing violation of law (c) a transaction from which the director derives an improper material, tangible, personal benefit, or (d) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. The Articles of Incorporation do not eliminate or limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                                                Description

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1      Consent of counsel (included in Exhibit 5.1).

23.2      Consent of Porter Keadle Moore LLP.

24        Power of Attorney (see signature pages to this Registration
          Statement).


Item 17.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Georgia, on February 19, 1998.

                                        COMMUNITY FIRST BANKING COMPANY


                                           By:/s/ Gary D. Dorminey
                                               Gary D. Dorminey
                                    President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary D. Dorminey and C. Lynn Gable, and each of them, his attorneys in fact, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed by the following persons in the capacities indicated on February 19, 1998.

      Signature                                          Title

/s/ T. Aubrey Silvey                              Chairman of the Board
T. Aubrey Silvey

/s/ Gary D. Dorminey            President, Chief Executive Officer and Director
Gary D. Dorminey                          (Principal Executive Officer)

/s/ Gary M. Bullock                            Vice Chairman of the Board
Gary M. Bullock

/s/ Anna L. Berry                                      Director
Anna L. Berry

/s/ Jerry L. Clayton                                   Director
Jerry L. Clayton

/s/ Thomas E. Reeve, Jr.                               Director
Thomas E. Reeve, Jr.

/s/ Michael P. Steed                                   Director
Michael P. Steed

/s/ Dean B. Talley                                     Director
Dean B. Talley

/s/ Thomas S. Upchurch                                 Director
Thomas S. Upchurch

/s/ C. Lynn Gable                             Senior Vice President and
C. Lynn Gable                                  Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX


 Exhibit                                Description
   No.
  5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.
  23.1               Consent of counsel (included in Exhibit 5.1).
  23.2               Consent of Porter Keadle Moore LLP..
  24 Power of Attorney (see signature pages to this Registration Statement).